Exhibit 99.1

MDC PARTNERS INC.

SCHEDULE OF CURRENT AND POTENTIAL MARKETING
COMMUNICATIONS COMPANY OWNERSHIP

		Year of
	% Owned at	Initial
Company	9/30/11	Investment	Put/Call Options
			2011	Thereafter
			(See Notes)
Consolidated:
Strategic Marketing Services

72andSunny Partners LLC	51.0%	2010	—	Note 1
Allison & Partners LLC	51.0%	2010	—	Note 2
Anomaly Partners LLC	60.0%	2011	—	Note 3
Attention Partners LLC	51.0%	2009	—	Note 4
Bruce Mau Design Inc.	75.0%	2004	—
The Bull-White House LLC	51.0%	2011	—
Capital C Partners LP	80.0%	2010	—	Note 5
Colle & McVoy, LLC	95.0%	1999	—	Note 6
Company C Communications LLC	100.0%	2000	—	Note 7
Concentric Partners LLC	70.0%	2011	—	Note 8
Crispin Porter & Bogusky, LLC	100.0%	2001	—
Hello Design, LLC	49.0%	2004	—
henderson bas partnership	65.0%	2004	100.0%
HL Group Partners, LLC	65.9%	2007	—	Note 9
kirshenbaum bond senecal & partners, LLC	100.0%	2004	—
Kbs+p Atlanta (f.k.a. Fletcher Martin, LLC)	100.0%	1999	—
Kwittken PR LLC	60.0%	2010	—	Note 10
Laird + Partners New York LLC	65.0%	2011	—	Note 11
Mono Advertising, LLC	49.9%	2004	60.0%	Note 12
Redscout, LLC	100.0%	2007	—	Note 13
Sloane & Company LLC	70.0%	2010		Note 14
Skinny NYC, LLC	50.1%	2008	—	Note 15
Veritas Communications Inc.	64.1%	1993	81.5%	Note 16
Vitro Robertson, LLC	82.0%	2004	95.0%	Note 17
Yamamoto Moss Mackenzie, Inc.	100.0%	2000	—
Zyman Group, LLC	96.0%	2005	—	Note 18
Performance Marketing Services
Accent Marketing Services, LLC	100.0%	1999	—
6degrees Integrated Communications Inc. (f.k.a. Accumark Communications Inc.)	55.0%	1993	68.3%	Note 19
Bryan Mills Iradesso Corp.	62.8%	1989	88.2%	Note 20
Communifx Partners, LLC	84.6%	2010	—	Note 21
Computer Composition of Canada LP	100.0%	1988	—
Integrated Media Solutions Partners LLC	75.0%	2010	—	Note 22
Kenna Communications LP	80.0%	2010		Note 23
The Northstar Group	91.8. %	1998	—	Note 24
656712 Ontario Limited (d.b.a. Onbrand)	89.0%	1992	—
Relevent Partners LLC	60.0%	2010	—
Hudson and Sunset Media LLC	51.0%	2010	—
Source Marketing, LLC	83.0%	1998	87.1%	Note 25
TargetCom, LLC	100.0%	2000	—	Note 26
The Arsenal LLC (f.k.a.Team Holdings LLC)	60.0%	2010	—	Note 27

Notes

(1)	MDC has the right to increase its ownership interest in 72 and Sunny through acquisition of an incremental interest of up to 100% in 2016.
(2)
MDC has the right to increase its ownership interest in Allison & Partners LLC through acquisition of an incremental interest, and other holders have the right to put only upon termination to MDC the same incremental interest up to 100% of this entity in 2015.

(3)	MDC has the right to increase its ownership interest in Anomaly Partners LLC through acquisition of an incremental interest of up to 100% in 2015.
(4)
Attention Partners LLC is owned by HL Group Partners, LLC. HL Group Partners, LLC has the right to increase its ownership in Attention Partners, LLC through acquisitions of incremental interests, and the other interest holders has the right to put to HL Group Partners, LLC the same incremental interests up to 100% only upon termination.

(5)	MDC has the right to increase its ownership interest in Capital C Partners LP through acquisition of an incremental interest, up to 90% in 2015, and up to 100% in 2017.
(6)
MDC has the right to increase its economic ownership in Colle & McVoy, LLC through acquisition of an incremental interest, and the other interest holder has the right to put to MDC the same incremental interest, up to 100% of this entity in 2012.

(7)
During 2010, MDC increased its economic ownership in Company C Communications, LLC through acquisition of an incremental interest. Effective October 1, 2008, Company C is operated as a division of kirshenbaum bond senecal & partners, LLC.

(8)	MDC has the right to increase its ownership in Concentric Partners LLC through acquisition of an incremental interest of up to 100% in 2016.
(9)
MDC has the right to increase its ownership in HL Group Partners, LLC through acquisitions of incremental interests, and the other interest holders have the right to put to MDC the same incremental interests, up to 72.4% of this entity in 2012, up to 82.62% in 2013 and up to 93.73% in 2014.

(10)	MDC has the right to increase its ownership in Kwittken PR LLC through acquisitions of incremental interests, up to 100% of this entity in 2015.
(11)	MDC has the right to increase its ownership in Laird + Partners New York LLC through acquisition of an incremental interest of up to 100% in 2016.
(12)
MDC has the right to increase its ownership in Mono Advertising, LLC through acquisitions of incremental interests, and the other interest holders have the right to put to MDC the same incremental interests, up to 60.0% in 2011, up to 65.0% in 2012, up to 70.0% in 2013 and up to 75.0% in 2014.

(13)	During 2011, MDC increased its economic ownership in Redscout, LLC through acquisition of an incremental interest.
(14)
MDC has the right to increase its ownership interest in Sloane & Company LLC through acquisition of incremental interests, and other interest holders have the right to put to MDC the same incremental interests up to 100% in 2015.

(15)
MDC has the right to increase its ownership in Skinny NYC, LLC through acquisition of incremental interests, and the other interest holders have the right to put to MDC the same incremental interest, up to 60.1% of this entity in 2014, up to 70.1% of this entity in 2015 and up to 80.1% of this entity in 2016.

(16)
MDC has the right to increase its ownership in Veritas Communications Inc. through acquisitions of incremental interests, and the other interest holders have the right to put to MDC the same incremental interests, up to 81.5% of this entity in 2011, up to 95.1% in 2012 and up to 100% in 2013.

(17)
MDC has the right to increase its ownership in Vitro Robertson, LLC through acquisition of an incremental interest, and the other interest holder has the right to put to MDC the same incremental interest, up to 95% of this entity in 2011, up to 97.5% in 2012 and up to 100% in 2013.

(18)	In January 2009, Zyman Group, LLC has become an operating division of kirshenbaum bond senecal & partners, LLC.
(19)
MDC has the right to increase its ownership in 6degrees Integrated Communications Inc. through acquisitions of incremental interests, and the other interest holders have the right to put to MDC the same incremental interests up to 68.3% of this entity in 2011 and up to 75.0% in 2012. MDC’s current economic interest is 42%.

(20)
MDC has the right to increase its ownership in Bryan Mills Iradesso, Corp. through acquisition of an incremental interest, and the other interest holders have the right to put to MDC the same incremental interest, up to 100% of this entity in 2012.

(21)
MDC has the right to increase its ownership in Communifx Partners, LLC through acquisitions of incremental interests, and the other interest holders have the right to put to MDC the same incremental interests, up to 100% of this entity in 2013.

(22)	MDC has the right to increase its ownership interest in Integrated Media Solutions Partners LLC through acquisitions of incremental interests, up to 100% of this entity in 2015.
(23)	MDC has the right to increase its ownership interest in Kenna Communications LP through acquisition of an incremental interest, up to 100% in 2015.
(24)
The Northstar Group consists of Northstar Research Holdings USA LP and Northstar Research Holdings Canada Inc. MDC has the right to increase its ownership in Northstar Research Canada through acquisitions of incremental interests, and the other holders have the right to put to MDC the same incremental interests, up to 100% of this entity in 2013.

(25)
MDC has the right to increase its ownership in Source Marketing, LLC through acquisitions of incremental interests, and the other interest holders have the right to put to MDC the same incremental interests up 87.1% of this entity in 2011 and 91.3% in 2012 and 100% in 2013.

(26)	Effective January 1, 2009, Targetcom LLC is operating as a division of Accent Marketing Services, LLC.
(27)	MDC has the right to increase its ownership in The Arsenal, LLC, through acquisition of an incremental interest, up to 100% of this entity in 2013.